Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of BCB Bancorp, Inc. and subsidiaries of our reports dated March 9, 2023, relating to the consolidated financial statements of BCB Bancorp, Inc. (the “Company”) and the effectiveness of internal control over financial reporting appearing in its Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
July 25, 2023